Exhibit 99.1

JAKKS PACIFIC REPORTS FOURTH QUARTER AND FULL-YEAR 2022 FINANCIAL RESULTS

SECOND CONSECUTIVE YEAR OF 20+% SALES GROWTH

LONG-TERM DEBT REDUCED 55% YEAR-OVER-YEAR

SANTA MONICA, California, March 9, 2023 – JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the fourth quarter ended December 31, 2022.

Fourth Quarter 2022

●	Net sales were $131.9 million compared to $188.0 million last year; a 30% decrease
●	Gross margin of 21.7%, negatively impacted by lower capitalization of warehouse costs, higher tooling amortization, obsolete inventory and royalty expense, offset by lower inbound freight expenses
●	A valuation allowance release against a deferred tax asset generated a $52.6 million non-cash gain
●	Net income attributable to common stockholders of $38.9 million, up from a net loss attributable to common stockholders of $3.5 million in Q4 2021
●	Adjusted net loss attributable to common stockholders of $14.0 million, down from adjusted net income attributable to common stockholders of $1.3 million in Q4 2021
●	Adjusted EBITDA of $(12.1) million, down from $5.0 million in Q4 2021.

Full-Year 2022

●	Net sales were $796.2 million compared to $621.1 million last year; a 28% increase
●	Gross margin of 26.5% compared to 29.5% last year
●	Operating income of $61.0 million compared to $38.8 million last year; a 57% increase
●	Net income attributable to common stockholders of $91.3 million, up from a net loss attributable to common stockholders of $7.3 million in 2021
●	Adjusted EBITDA of $76.4 million up 55% versus $49.2 million in 2021
●

Adjusted net income attributable to common stockholders of $43.4 million ($4.28 per diluted share), up from adjusted net income attributable to common stockholders of $23.6 million ($2.59 per diluted share) in 2021

●	Cash flows provided by operating activities of $86.1 million, compared to cash flows used in operating activities of $5.9 million in 2021
o	Cash flow sweep loan provision will reduce debt by $23.1 million in Q1 2023

Management Commentary

“2022 exceeded our expectations with a second consecutive year of 20+% sales growth and, more importantly, strong retail sell-through for our customers” said Stephen Berman, JAKKS Pacific’s Chairman and CEO. “In addition to a couple of strong successes, we saw solid results from the majority of our product lines. We shipped an exceptional amount of product in a compressed time-window resulting in higher-than-average costs in our domestic fulfilment operations in the back half of the year, suppressing our full-year margins. In Q4, and in the new year, we focused on resetting our inventory position and warehouse capacity and feel well-positioned for the new year. Our North American business grew 27% on a full-year basis, and our International business grew by 38%.

“We have a great line-up of new introductions in 2023. We’re launching and extending some of our own brands, in addition to introducing new product lines in association with film and TV releases throughout the year. Although we anticipate the business reverting to its more traditional second-half seasonality, our focus on prioritizing FOB sales continues, which results in shipments earlier in the year as compared with other companies. We are also working diligently to capture year-over-year margin improvement opportunities both on product and in the supply-chain.”

Fourth Quarter and Full-Year Results

Net sales for the fourth quarter 2022 were $131.9 million, down 30% versus $188.0 million last year. The decrease was anticipated given customers ordering product earlier than the traditional seasonality, in addition to a late shipment in Q3 2021 creating an atypically high Q4 2021 sales level. Net sales in the Toys/Consumer Products segment were down 34% globally, 34% in North America and 35% in International. For the full year, North America Toys/Consumer Products was up 26% and International was up 28%. Net sales in the Costumes segment increased 61% compared to Q4 2021 and were up 38% for the full year. Our Top 10 markets all achieved sales growth year-over-year.

A release of a deferred tax asset valuation allowance created a non-cash gain of $52.6 million in the quarter. Net income attributable to common stockholders increased to $38.9 million, or $3.79 per diluted share, compared to a net loss attributable to common stockholders of $3.5 million, or $0.37 per diluted share for the fourth quarter of 2021. Adjusting out the gain on the valuation allowance and other customary adjustments led to an adjusted net loss attributable to common stockholders (a non-GAAP measure) of $14.0 million, or $1.44 per diluted share in the fourth quarter of 2022 versus adjusted net income attributable to common stockholders of $1.3 million or $0.14 per diluted share in the fourth quarter of 2021. On a full-year basis, net income attributable to common stockholders improved to $91.3 million versus a net loss attributable to common stockholders of $7.3 million in 2021. Full-year adjusted net income attributable to common stockholders was $43.4 million, or $4.28 per diluted share, compared to a 2021 adjusted net income attributable to common stockholders of $23.6 million, or $2.59 per diluted share. See note below on “Use of Non-GAAP Financial Information.”

Adjusted EBITDA (a non-GAAP measure) for full-year 2022 grew to $76.4 million (9.6% of net sales), the highest full-year level of Adjusted EBITDA dollars and margin since 2010.

Cash and Cash Equivalents; Debt

The Company’s cash and cash equivalents (including restricted cash) totaled $85.5 million as of December 31, 2022, compared to $45.3 million as of December 31, 2021. The cash flow sweep provision of the Company’s Term Loan triggers a mandatory paydown of $23.1 million based on full-year results. That amount is now reclassified to short-term debt on the 12/31/2022 balance sheet, in addition to this year’s scheduled principal amortization. Separately, in January 2023, the company used a portion of its cash-on-hand to make an optional pay-down of its long-term debt of $15 million, incurring $150K in pre-payment penalties. As we have made the sweep payment upon finalizing our financials, the current payoff balance of our Term Loan is $30.8 million. Cash and cash equivalents (including restricted cash) total $40.2 million as of March 3, 2023. The company currently has no draw on its asset-based loan.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted earnings per share and Adjusted EBITDA which are non-GAAP metrics that exclude various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Liquidity” is calculated as cash and cash equivalents, including restricted cash, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific, Inc. invites analysts, investors and media to listen to the teleconference scheduled for 5:00 p.m. ET / 2:00 p.m. PT on March 9, 2023. A live webcast of the call will be available on the “Investor Relations” page of the Company’s website at www.jakks.com/investors. To access the call by phone, please go to this link (Registration Link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at (www.jakks.com/investors).

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include Perfectly Cute™, Ami-Amis™, ReDo™ Skateboard Co, AirTitans®, Disguise®, JAKKS Wild Games™, Moose Mountain®, Maui®, SportsZone™, Fly Wheels™, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a new generation of clean beauty. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567 Lucas Natalini investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
	2022	2021
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$85,297	$44,521
Restricted cash	193	811
Accounts receivable, net	102,771	147,394
Inventory	80,619	83,954
Prepaid expenses and other assets	6,331	10,877
Total current assets	275,211	287,557

Property and equipment	130,437	121,945
Less accumulated depreciation and amortization	115,575	108,796
Property and equipment, net	14,862	13,149

Operating lease right-of-use assets, net	19,913	16,950
Deferred income tax assets, net	51,762	-
Goodwill	35,083	35,083
Intangibles and other assets, net	2,469	4,308
Total assets	$399,300	$357,047

Liabilities, Preferred Stock and Stockholders' Equity

Current liabilities:
Accounts payable	$33,687	$50,237
Accounts payable - Meisheng (related party)	9,820	15,894
Accrued expenses	37,999	47,071
Reserve for sales returns and allowances	51,877	46,285
Income taxes payable	3,648	1,004
Short term operating lease liabilities	10,746	10,477
Short term debt, net	25,529	2,104
Total current liabilities	173,306	173,072

Long term operating lease liabilities	9,863	8,039
Debt, non-current portion, net	41,622	93,415
Preferred stock derivative liability	21,918	21,282
Income taxes payable	114	215
Deferred income tax liabilities, net	-	51
Total liabilities	246,823	296,074

Preferred stock accrued dividends	4,490	3,074

Stockholders' equity:
Common stock, $.001 par value	10	10
Additional paid-in capital	275,187	272,941
Accumulated deficit	(110,729)	(203,431)
Accumulated other comprehensive loss	(17,482)	(12,952)
Total JAKKS Pacific, Inc. stockholders' equity	146,986	56,568
Non-controlling interests	1,001	1,331
Total stockholders' equity	147,987	57,899
Total liabilities, preferred stock and stockholders' equity	$399,300	$357,047

Supplemental Balance Sheet and Cash Flow Data (Unaudited)
	December 31,
Key Balance Sheet Data:	2022	2021

Accounts receivable days sales outstanding (DSO)	72	72
Inventory turnover (DSI)	72	56

	Twelve Months Ended December 31,

Condensed Cash Flow Data:	2022	2021
	(In thousands)
Cash flows provided by (used in) operating activities	$86,098	$(5,879)
Cash flows used in investing activities	(10,387)	(8,189)
Cash flows used in financing activities and other	(35,554)	(33,293)
Increase/(decrease) in cash, cash equivalents and restricted cash	$40,157	$(47,361)

Capital expenditures	$(10,389)	$(8,221)

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Δ (%)	2022	2021	Δ (%)
	(In thousands, except per share data)			(In thousands, except per share data)

Net sales	$131,886	$187,964	(30)%	$796,187	$621,116	28%
Less: Cost of sales
Cost of goods	81,355	111,497	(27)	449,597	343,130	31
Royalty expense	20,371	25,641	(21)	126,633	87,187	45
Amortization of tools and molds	1,592	784	103	8,671	7,842	11
Cost of sales	103,318	137,922	(25)	584,901	438,159	33
Gross profit	28,568	50,042	(43)	211,286	182,957	15
Direct selling expenses	13,153	19,252	(32)	33,290	43,069	(23)
General and administrative expenses	30,752	27,262	13	114,819	98,712	16
Depreciation and amortization	360	602	(40)	1,907	2,409	(21)
Selling, general and administrative expenses	44,265	47,116	(6)	150,016	144,190	4
Intangibles impairment	-	-	-	300	-	nm
Income (loss) from operations	(15,697)	2,926	nm	60,970	38,767	57
Other income (expense):
Other income (expense), net	277	190	46	797	446	79
Change in fair value of convertible senior notes	-	76	nm	-	(16,419)	nm
Change in fair value of preferred stock derivative liability	1,429	(4,207)	nm	(636)	(13,220)	(95)
Gain on loan forgiveness	-	-	-	-	6,206	nm
Loss on debt extinguishment	-	-	-	-	(7,351)	nm
Interest income	63	3	nm	127	13	nm
Interest expense	(2,294)	(2,201)	4	(11,183)	(14,104)	(21)
Income (loss) before provision for (benefit from) income taxes	(16,222)	(3,213)	405	50,075	(5,662)	nm
Provision for (benefit from) income taxes	(55,620)	(60)	nm	(42,297)	226	nm
Net income (loss)	39,398	(3,153)	nm	92,372	(5,888)	nm
Net income (loss) attributable to non-controlling interests	140	19	nm	(330)	120	nm
Net income (loss) attributable to JAKKS Pacific, Inc.	$39,258	$(3,172)	nm %	$92,702	$(6,008)	nm %
Net income (loss) attributable to common stockholders	$38,896	$(3,513)	nm %	$91,286	$(7,342)	nm %
Earnings (loss) per share - basic	$4.00	$(0.37)		$9.46	$(0.98)
Shares used in earnings (loss) per share - basic	9,732	9,511		9,651	7,498
Earnings (loss) per share - diluted	$3.79	$(0.37)		$8.99	$(0.98)
Shares used in earnings (loss) per share - diluted	10,263	9,511		10,155	7,498

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Δ bps	2022	2021	Δ bps
			Fav/(Unfav)			Fav/(Unfav)
Net sales	100.0%	100.0%	-	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	61.7	59.3	(240)	56.5	55.2	(130)
Royalty expense	15.4	13.6	(180)	15.9	14.0	(190)
Amortization of tools and molds	1.2	0.5	(70)	1.1	1.3	20
Cost of sales	78.3	73.4	(490)	73.5	70.5	(300)
Gross profit	21.7	26.6	(490)	26.5	29.5	(300)
Direct selling expenses	10.0	10.2	20	4.2	6.9	270
General and administrative expenses	23.3	14.5	(880)	14.4	15.9	150
Depreciation and amortization	0.3	0.3	-	0.2	0.4	20
Selling, general and administrative expenses	33.6	25.0	(860)	18.8	23.2	440
Intangibles impairment	-	-	-	-	-	-
Income (loss) from operations	(11.9)	1.6	(1,350)	7.7	6.3	140
Other income (expense):
Other income (expense), net	0.2	0.1		0.1	-
Change in fair value of convertible senior notes	-	-		-	(2.6)
Change in fair value of preferred stock derivative liability	1.1	(2.2)		(0.1)	(2.1)
Gain on loan forgiveness	-	-		-	1.0
Loss on debt extinguishment	-	-		-	(1.2)
Interest income	-	-		-	-
Interest expense	(1.7)	(1.2)		(1.4)	(2.3)
Income (loss) before provision for (benefit from) income taxes	(12.3)	(1.7)		6.3	(0.9)
Provision for (benefit from) income taxes	(42.2)	-		(5.3)	-
Net income (loss)	29.9	(1.7)		11.6	(0.9)
Net income (loss) attributable to non-controlling interests	0.1	-		-	-
Net income (loss) attributable to JAKKS Pacific, Inc.	29.8%	(1.7)%		11.6%	(0.9)%
Net income (loss) attributable to common stockholders	29.5%	(1.9)%		11.5%	(1.2)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Δ ($)	2022	2021	Δ ($)
	(In thousands)			(In thousands)
EBITDA and Adjusted EBITDA
Net income (loss)	$39,398	$(3,153)	$42,551	$92,372	$(5,888)	$98,260
Interest expense	2,294	2,201	93	11,183	14,104	(2,921)
Interest income	(63)	(3)	(60)	(127)	(13)	(114)
Provision for (benefit from) income taxes	(55,620)	(60)	(55,560)	(42,297)	226	(42,523)
Depreciation and amortization	1,952	1,386	566	10,578	10,251	327
EBITDA	(12,039)	371	(12,410)	71,709	18,680	53,029
Adjustments:
Other (income) expense, net	(277)	(190)	(87)	(797)	(446)	(351)
Restricted stock compensation expense	1,646	713	933	5,082	2,093	2,989
Change in fair value of preferred stock derivative liability	(1,429)	4,207	(5,636)	636	13,220	(12,584)
Change in fair value of convertible senior notes	-	(76)	76	-	16,419	(16,419)
Employee Retention Credit/gov't employment support	-	-	-	(249)	(1,900)	1,651
Gain on loan forgiveness	-	-	-	-	(6,206)	6,206
Loss on debt extinguishment	-	-	-	-	7,351	(7,351)
Adjusted EBITDA	$(12,099)	$5,025	$(17,124)	$76,381	$49,211	$27,170
Adjusted EBITDA/Net sales %	(9.2)%	2.7%	-1190 bps	9.6%	7.9%	170 bps

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	Δ ($)	2022	2021	Δ ($)
	(In thousands, except per share data)			(In thousands, except per share data)
Adjusted net income (loss) attributable to common stockholders
Net income (loss) attributable to common stockholders	$38,896	$(3,513)	$42,409	$91,286	$(7,342)	$98,628
Restricted stock compensation expense	1,646	713	933	5,082	2,093	2,989
Change in fair value of preferred stock derivative liability	(1,429)	4,207	(5,636)	636	13,220	(12,584)
Change in fair value of convertible senior notes	-	(76)	76	-	16,419	(16,419)
Loss on debt extinguishment	-	-	-	-	7,351	(7,351)
Gain on loan forgiveness	-	-	-	-	(6,206)	6,206
Employee Retention Credit/gov't employment support	-	-	-	(249)	(1,900)	1,651
2021 BSP Term Loan prepayment penalty	-	-	-	525	-	525
Valuation allowance release	(52,644)	-	(52,644)	(52,644)	-	(52,644)
Tax impact of additional charges	(511)	-	(511)	(1,208)	-	(1,208)
Adjusted net income (loss) attributable to common stockholders	$(14,042)	$1,331	$(15,373)	$43,428	$23,635	$19,793
Adjusted earnings (loss) per share - basic	$(1.44)	$0.14	$(1.58)	$4.50	$3.15	$1.35
Shares used in adjusted earnings (loss) per share - basic	9,732	9,511	221	9,651	7,498	2,153
Adjusted earnings (loss) per share - diluted	$(1.44)	$0.14	$(1.58)	$4.28	$2.59	$1.69
Shares used in adjusted earnings (loss) per share - diluted	9,732	9,762	(30)	10,155	9,365	790

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	QTD Q4					(In thousands)	FY 2022
Divisions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020	Divisions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020
Toys/Consumer Products	$117,727	$179,152	$121,034	-34.3%	48.0%	Toys/Consumer Products	$647,317	$513,517	$427,122	26.1%	20.2%
Dolls, Role-Play/Dress Up	68,937	116,877	72,970	-41.0%	60.2%	Dolls, Role-Play/Dress Up	423,581	323,360	275,154	31.0%	17.5%
Action Play & Collectibles	38,909	41,164	26,609	-5.5%	54.7%	Action Play & Collectibles	173,529	114,778	80,560	51.2%	42.5%
Outdoor/Seasonal Toys	9,881	21,111	21,455	-53.2%	-1.6%	Outdoor/Seasonal Toys	50,207	75,379	71,408	-33.4%	5.6%
Costumes	14,159	8,812	7,233	60.7%	21.8%	Costumes	148,870	107,599	88,750	38.4%	21.2%
Total	$131,886	$187,964	$128,267	-29.8%	46.5%	Total	$796,187	$621,116	$515,872	28.2%	20.4%

(In thousands)	QTD Q4					(In thousands)	FY 2022
Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020	Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020
United States	$100,907	$148,876	$100,224	-32.2%	48.5%	United States	$644,295	$512,193	$421,222	25.8%	21.6%
Europe	19,437	22,322	17,461	-12.9%	27.8%	Europe	85,348	60,425	51,885	41.2%	16.5%
Canada	4,795	5,596	3,931	-14.3%	42.4%	Canada	26,515	17,999	18,486	47.3%	-2.6%
Latin America	2,626	4,483	1,148	-41.4%	290.5%	Latin America	18,338	12,606	7,734	45.5%	63.0%
Asia	1,698	3,018	2,309	-43.7%	30.7%	Asia	10,431	9,232	8,285	13.0%	11.4%
Australia & New Zealand	1,822	2,496	1,526	-27.0%	63.6%	Australia & New Zealand	8,836	6,423	5,795	37.6%	10.8%
Middle East & Africa	601	1,173	1,668	-48.8%	-29.7%	Middle East & Africa	2,424	2,238	2,465	8.3%	-9.2%
Total	$131,886	$187,964	$128,267	-29.8%	46.5%	Total	$796,187	$621,116	$515,872	28.2%	20.4%

(In thousands)	QTD Q4					(In thousands)	FY 2022
Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020	Regions	2022	2021	2020	% Change 2022 v 2021	% Change 2021 v 2020
North America	$105,702	$154,472	$104,155	-31.6%	48.3%	North America	$670,810	$530,192	$439,708	26.5%	20.6%
International	26,184	33,492	24,112	-21.8%	38.9%	International	125,377	90,924	76,164	37.9%	19.4%
Total	$131,886	$187,964	$128,267	-29.8%	46.5%	Total	$796,187	$621,116	$515,872	28.2%	20.4%